UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported): March 11, 2016

BEACON ROOFING SUPPLY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50924	36-4173371
(Commission File Number)	(IRS Employer
Identification No.)

505 Huntmar Park Drive, Suite 300
Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 323-3939
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of New Principal Accounting Officer

Beacon Roofing Supply, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on March 11, 2016 (the “Prior 8-K”), announcing that Gregory T. Jorgensen had accepted the position of Vice President and Chief Accounting Officer. The purpose of this Current Report on Form 8-K/A is to amend the Prior 8-K to report that Mr. Jorgensen began employment with the Company on July 18, 2016 and that on August 15, 2016, Mr. Jorgensen was awarded 2,691 stock options and 810 restricted stock units (“RSUs”) under the Company’s Amended and Restated 2014 Stock Plan.

The stock options have an exercise price of $46.31 per share, the closing price of the Company’s common stock on August 15, 2016. The stock options vest in three equal annual installments over a three-year period beginning with the one-year anniversary of the grant date. Each RSU represents a contingent right to receive one share of the Company’s common stock on the date of vest, which is the three-year anniversary of the grant date. All stock option and RSU awards are subject to continued employment, except under certain conditions, and vesting shall automatically accelerate upon a Change of Control (as defined in the award agreements).

The remainder of the information contained in the Prior 8-K is not hereby amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: August 18, 2016	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer